Exhibit 23.1

Pannell Kerr Forster
PKF International 7th Floor, Marine Building 355 Burrard Street., Vancouver, B.C., Canada, V6C 2G8 Telephone: 604.687.1231 Facsimile: 604.688.4675

CONSENT OF INDEPENDENT AUDITORS

October 25, 2004

Newport Gold, Inc.
220 - 1495 Ridgeview Drive,

Reno, Nevada 89509

U.S.A

Re: Form SB-1 Registration Statement

Dear Sir or Madam:

We hereby consent to use in the Prospectus constituting a part of this Registration Statement on Form SB-1 of our report dated March 7, 2004, relating to the financial statements of Newport Gold, Inc., which are contained in this prospectus.

We also consent to the reference to us under the captions "Experts" in the Prospectus.

/s/ Pannell Kerr Forster

__________________________________
Pannell Kerr Forster
Chartered Accountants

Vancouver, British Columbia

October 25, 2004